SOUTHGATE PLAZA, INC
                                RENTAL AGREEMENT


TENANT'S NAME:                     INTERCALLNET TELESERVICES, INC
BUS. TELEPHONE #:                  954 458 8867
BUS. ADDRESS (CITY, STATE, ZIP):   395 S/ Stat Road 7, Margate, FL 33068
                                   --------------------------------
LEASE COMMENCES:                   APRIL 1,2000
LEASE EXPIRES:                     MARCH 31, 2004

UNIT NUMBER:                       335,337,339,341,343,345,347 S. STATE ROD # 7,
                                   MARGATE, FL  33068
SQUARE- FEET:                      APROX. 7600 SF

                                          RATE

ANNUAL RENTAL RATE                     $83,760.00
MONTHLY RENT                           $ 6,980.00
MONTHLY SALES TAX (CURRENTLY 6%)       $   418.80
TOTAL MONTHLY RENT                     $ 7,398.80
SECURITY DEPOSIT                       $ 6,980.00
TOTAL AMOUNT DUE                       $14,378.80
AMOUNT RECEIVED                        $14,378.80
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BALANCE DUE
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                                    AGREEMENT

THIS AGREEMEN, made and entered into this 1st day of April 2000, by and between Southgate Plaza, Inc hereinafter called Owner, and INTERCALLNET TELESERVICES, INC, hereinafter called tenant.

1. Term: The term hereof shall commence on April 1, 2000, and continue for a period of four, (4) year. Tenant is to pay rent per this agreement by the first (1st) day of each month. This lease will terminate
         March 31, 2004

2. Rent shall increase by 5% per year on the anniversary date of this lease, payable monthly (plus all sales tax due).

3. Owner agrees tat if Tenant elects to terminate this Rental Agreement any time, Tenant will pay an additional 3 Months rent to Owner as it's only penalty and may break this Agreement. Tenant will provide notice to Owner with payment at least 90 days in advance of the date of termination. Upon such termination, pursuant to this paragraph, this Rental Agreement shall be null and void. Tenant further agrees not to make any major changes to the interior of space without Owner's written permission.


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Lease Agreement
Page Two of Seven

4. PAYMENT: In consideration for use of the aforementioned space, Tenant agrees to pay the owner as per schedule above, inclusive of sales tax. This monthly payment shall be made on or before the due date of each month. Any account over five (5) days past due will have a $20 late charge. If payment is more than fifteen (15) days past due, an additional $50 will be added. A $25 charge will be assessed for each returned check. Checks should be made payable to Southgate Plaza, Inc. and mailed to: ATTN: FREED BILOWIT, 7031 PARK LANE ROAD, LAKE WORTH, FL 33467

5. OPTION: If all rents are current and Tenant has lived up to all conditions and terms of the lease; Tenant shall be granted a 4 year option to extend this lease under the same conditions and terms of this Agreement. Including the annual increases as on page 1 of lease plus one percent (1%) extra.

6. USE PROHIBITED: The premised are leased solely to be used for office/ call center / clerical. Tenant agrees to restrict use of the leased property purposes, and not to use or permit the use of the leased property for any other purposes without first obtaining owner's consent I writing. There shall be no outside storage. In the event that any unauthorized material or vehicle must be removed by owner, Tenant shall be reimburse Owner for all costs associated with the removal f the material within five (5) days of invoicing, plus ten percent (10%) of total invoice amount for administrative service charge.

7. SECURITY DEPOSIT: Tenant shall pay the sum of $6980.00, which shall be used as a security deposit. Said deposit shall be used for the repair of any damage done to the rented space not caused by owner and to clean the space tat the termination of the agreement. It shall also be used as security for all of the obligations (including monetary) of Tenant under terms of this Agreement. In the event that the space is left in good state of repair, in broom swept condition, and the Tenant has met all his obligations under this Agreement, then the security deposit shall be refunded to Tenant at his last known address within thirty
         (30) days after the end of the Agreement terms.


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Lease Agreement
Page Three of Seven

8. USE OF SPACE: Use of the space by the tenant will comply with all federal, state, municipal or county requirements, regulations, ordinances and statutes applicable thereto; and all rules and regulations of the Owner. Failure to keep and observe each of the foregoing will constitute a breach of this Agreement in the same manner as if contained herein covenants. Tenant agrees that he will not store any illegal, explosive, highly flammable, corrosive, hazardous and pollutants, or toxic materials in the space, and that he will not make any use of the space which would constitute a nuisance, annoyance, inconvenience or danger to the owner or any other Tenants. Furthermore, of this Agreement, then Owner has the option of charging additional rent or disposing of these items.

9. DEFAULT BY TENANT: Owner shall have a lien on all property by Tenant on the rental premises for all rent, expenses of retaking, holding and preparing property for sale, court costs, attorney fees and any other expenses set forth in the Agreement or under applicable Florida Law. In the event that any charges for rent or other charges set forth in the Agreement are not paid within ten (10) days after becoming due, landlord shall have in addition to all other remedies provided by law, all rights and remedies set forth in Section 83.801 Florida Statues in enforcing this Agreement.

10. ASSIGNMENT AND SUBLEASE: Tenant shall not assign this Agreement or sublet the whole or any portion of the space rented hereunder without the prior written approval by the Owner. The Owner will not unreasonably withhold approval. There will a $200 administrative fee for any transfer.

11. ORDINANCES AND STATUTUES: The Tenant will comply with all city, county, state, and federal statutes and regulations in the operation of his business. Tenant shall comply with all ordinances, rules and statutes relating to the disposal of hazardous waste and pollutants. The Tenant and the officers of the Tenants Corporation agree to be personally liable for any violations of the clause. The Tenant shall store and have removed by an authorized company all used oils, greases and fluids and if required by City, and floor trap/interceptor at Tenant's expense.

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Lease Agreement
Page four of Seven

12. FIXTURES AND ALTERATIONS: Tenant will make no alterations or additions to the leased unit after completion of initial construction without the advance written consent of Owner (not to be unreasonable withheld), and Tenant will have no power to subject the premises to any mechanic's liens. Any alterations, additions or fixtures will be made at Tenant's sole cost and shall become the property of the Owner at the termination of his Agreement. The Owner will have the right to compel Tenant, at Tenant's sole expense, to remove any substandard alterations, additions, of fixtures, and to repair any damage to the unit so as to make the unit suitable for releasing.

13. RIGHT TO ENTER: Owner will have the right to enter the unit during usual business hours or in case of emergency to: (a) maintain regular pest control, maintenance and fire protection; (b) make any repairs (however, this position shall not impose any obligationonOwner to make repairs or maintain the interior); (c) ascertain if the provisions of this Agreement have been or are being complied with; (d) to enforce the provision of the Agreement including all rights or remedies; and (e) show space for lease. Further, Tenant grants Owner the right to remove any lock or other security device of Tenant securing the unit without notice to Tenant, if the Tenant is in default under this Agreement. Tenant agrees that Owner will not be responsible for any loss, theft or damage to any of Tenant's goods which may occur after Tenant's lock or other security devise has been removed, after written notice by owner

14. OWNER DISCLAIMER OF LIABILITIES; It is agreed that Owner is not an insurer and that payments required to be made are based solely upon the value of the privilege granted, and it is not the intention of the parties that the Owner assume responsibility for any loss occasioned by malfeasance or malfeasance in the performance of its duties under this contract or for any loss or damage, mysterious disappearance, rodents, acts of God, or the negligent or intentional acts of third parties, The parties agree that the Owner does not accept Tenant's goods or property for storage,, and is not liable in any manner for the safekeeping or condition of the same, nor is Owner responsible therefore as warehouseman. Owner shall not have or incur any liability for personal injury to Tenant, Tenant's agents or employees, any business invitees, or any members of the public visiting Tenant, and Tenant agrees to hold harmless from any such claims and agrees to indemnify the Owner for any such loss by all claims, including attorney's fees, incurred by owner.



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Lease Agreement
Page Five of Seven

15. INSURANCE: TENANT ACKNOWLEDGES THAT OWNER DOES NOT HAVE INSURANCE COVERING TENANT, THERIR INVITEES OR CLIENTS. ALL PROPERTY KEPT, STORED OR MAINTAINED WITHIN THE PREMISES SHALL BE AT TENANT'S RISK. Tenant shall carry the required liability insurance coverat3 for his business and owner shall be named "Additional Insured" and a current certificate of coverage shall be furnished to Owner at all times.

16. ATTORNEY'S FEES: Tenant will be responsible for the payment of Owner's reasonable attorney's fees if Owner engages or retains an attorney with respect to the enforcement of the provisions of this Agreement or make any collections of any sums due, whether or not it is necessary to file legal proceedings for such enforcement or collections; and all costs and expenses of same.

17. SEVERANCE OR UNEVFORCEABLE PROVISION: In the event any provisions of this agreement shall be held to be invalid or unenforceable, it shall not affect the validity or enforceability of the remainder of this Agreement.

18. TENANT IMPROVEMENTS: Any improvements or required code changes shall be at Tenant's expense.

19. SUBORDIANTION: Tenant's agrees that Tenant's interests under this Agreement are subject and subordinate at all times to all mortgages or other methods of financing in any amount and all advances thereon which now or hereafter be placed against or affect any portion of the demised premises and to all renewals, modifications, consolidation, participants, replacements and extension thereof. The aforementioned provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by Owner.

20. UTILITIES AND SERVICES: The Tenant will pay for all utilities for his operation. These include, but are not limited to: telephone, electricity, trash removal and water & sewer (by separate meters).



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Lease Agreement
Page Six of Seven

21. MAINTENANCE AND REPAIRS: This lease provides that the Tenant will maintain the interior of the building for the benefit of the Owner and the Tenant. Standards of maintenance will be set by owner. Tenant is responsible for glass (doors and windows) and if broken, Tenant shall immediately notify Owner, who shall cause opening to be temporarily sealed up and new glass replaced, If insurance covers any of the expense, Tenant shall be credited with said amount. Tenant shall be responsible for regular maintenance and repair to air conditioning and electrical components. These include, but are not limited to: lights and ceiling fans. The Owner shall be responsible for structural and roof problems. The parties hereto agree that it is necessary to replace the Air conditioning, Owner and Tenant will split cost of such replacement 50/50. Best Price Estimate to be used for such replacement.

22. PERSONAL PROPERTY TAXES: Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located on the premises.

23. REAL ESTATE TAXES: The current rent in said Lease includes real estate taxes based on 1999 estimates. Should real estate taxes increase, Tenant shall pay its pro rata share of any adjustment.

24. SIGNS, AWNING AND CANOPIES: Tenant will not place or suffer to be placed, any kind of sign, awning, or advertising matter or other thing of any kind, and will not place or maintain any decorating, lettering or advertising matter on either the interior or exterior glass of any window or door of the Premises without first obtaining Owner's written approval and consent. Tenant further agrees to maintain such sign in good condition and repair at all times.
         Owner agrees that Tenant may install signs as long as the Margate City Code is followed.


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Lease Agreement
Page Seven of Seven

25.      TENANT IS RESPONSIBLE FOR INSURANCE OF THEIR CONTENTS.

26.      TENANT ACCEPTS THE FACILITIES IN "AS IS CONDITION."

27. PARKING: Tenant agrees that all operators will use rear parking lot only. Owner will designate 8 parking spaces in front of Lease Space for company Management use only.

AGREED AND ACCEPTED THIS 1ST DAY OF APRIL, 2000:

                                          TENANT (S):

                                          BY: /s/ Paul /Cifaldi
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 Witness                                           (Signature)

                                                  Paul Cifaldi, COO
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                                                   (Print name)



                                          BY:
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                                                     (Signature)


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                                                    (Print name)


                                          Title:
                                                 --------------------------


                    OWNER/LANDLORD    Southgate Plaza, Inc.
                                    ---------------------------------------
                                          BY: /s/ R. Sarmoen
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Witness                                              (Signature)

                                             ROGELIO SARMOEN
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                                              (Print name)

                                             Title: VICE PRESIDENT/OPERATIONS
                                             --------------------------------